EXHIBIT 10.8

COMMERCIAL LEASE AGREEMENT
LESSOR:                                                                                                                                     LESSEE:
ESSEX CAPITAL CORPORATION                                                                                                                                 TWINLAB CORPORATION
1486 EAST VALLEY ROAD                                                                                                                                 600 E. QUALITY DRIVE
SANTA BARBARA, CA 93108                                                                                                                           AMERICAN FORK, UT 84003

    EQUIPMENT LOCATION: (If other than Billing Address of Lessee)

    EQUIPMENT DESCRIPTION:  As described on Addendum I attached hereto and made a part hereof.

LEASE TERM:          RENTAL                      SECURITY DEPOSIT:                                                                            FEES:

 36  Months               $71,505.45                      $0                                                                                                                          Documentation Fee:  $215.00
                    Tax                                                                                                                                                  Filling Fee:                $  65.00
    Total                                                                                                                                                                     Other:
First and Last    0                      Rentals =                      $71,505.45                                                                                                             (Less amounts already received) $

                                                                                    TOTAL FEES $280.00
CHECK IN THE AMOUNT OF   $71,785.45   MUST ACCOMPANY COMPLETED LEASE.

  THIS LEASE IS A NON-CANCELABLE LEASE

     1.  AGREEMENT TO LEASE. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, subject to the terms of this Lease Agreement and any schedules or addenda attached hereto, the personal property identified above or in the attached schedules or addenda.  Lessor may insert in this Lease the serial numbers, and other identification data, of the leased equipment when determined by Lessor.  The equipment shall be installed at, and shall not be removed from the equipment location identified above without Lessor’s written consent.  Equipment required to be registered under applicable state vehicle laws shall not be removed from the state of registration without the Lessor’s written consent.  The lease term shall commence upon the date accepted by the authorized signature of Lessor, as evidenced below.  This lease shall have no effect prior to such acceptance.  This Lease is not subject to cancellation for any reason other than Lessor’s failure or inability to acquire the leased equipment.  In that event, both parties shall be released herefrom, and Lessor shall return any advance payments received from Lessee, less actual expenses paid to third parties such as appraisers and title companies, and neither party shall have any liability for consequential or other damages

     2.  STATUS OF PARTIES, WARRANTIES AND DEFENSES.   This is a finance lease (U.C.C. Section 10103 (a.7)).  Lessee has selected the leased equipment manufacturer and supplier.  Lessor has not manufactured or supplied the leased equipment but is acquiring the same or the right to possession and use of the same solely in connection with this Lease, and at the request of Lessee.  Lessee acknowledges that Lessee has received a copy of the contract evidencing Lessor’s purchase of the leased equipment, or a list of the suppliers for a description of such rights.

  LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED EQUIPMENT.  LESSOR MAKES NO WARRANTY THAT THE LEASED EQUIPMENT WILL BE FIT FOR A PARTICULAR PURPOSE.  LESSOR MAKES NO WARRANTY OF MERCHANTABILITY.

        Lessee’s sole remedy in the event of a claimed breach of warranty or other defect in or failure of the leased equipment shall be in accordance with such manufacturer’s or supplier’s warranty.  Lessee covenants not to assert any claim against Lessor on account of any alleged defect or failure of the leased equipment, and Lessee may not withhold or fail to pay any installments due to Lessor hereunder.

     3.  PAYMENT.   Lessor acknowledges receipt of the advance payment described above.  Such sum shall be held by Lessor as security for the performance of the terms of this Lease.  Should Lessee commit an anticipatory breach by repudiating this Lease prior to Lessor’s acquisition of the leased equipment, the advanced deposit shall be applied to reduce Lessor’s damages, and if Lessor has not become legally obligated to complete the acquisition of the leased equipment, then such sum shall be retained by Lessor as liquidated damages.  Lessee promises and agrees to pay all rental installments on the date designated by Lessor and to pay such other charges as are herein provided.  Payments shall be payable at the office of Lessor, or to such other person and/or at such other place as Lessor may from time to time designate in writing.  Lessor may apply remittances received to unpaid rental installments and/or charges on a due date basis, remittance received being applied to the oldest unpaid rental installment or charge.

     4.  FINANCIAL AND EQUIPMENT CONDITION.   Lessor may inspect the equipment at any time during business hours upon reasonable notice, and Lessee agrees to keep it in good condition and repair at Lessee’s expense and house the same in suitable shelter, and not to sell or otherwise dispose of the equipment or any accessories attached hereto.  Lessee shall cause the equipment to be maintained and serviced in accordance with the recommendations of the manufacturer.  Lessee agrees to furnish Lessor upon request current financial statements reflecting the Lessee’s financial status during the term of the Lease.

     5.  OWNERSHIP.   No title or right in said equipment shall pass to Lessee except the rights herein expressly granted.  Plates or other markings may be affixed to or placed on said equipment by Lessor or at Lessor’s request, by Lessee at Lessee’s expense, indicating the Lessor is the owner thereof, and Lessee will not remove the same. Upon the termination of the initial lease period, Lessee will immediately crate, insure, and ship the equipment and operating manuals to whatever destination Lessor shall direct, all at Lessee’s expense, in as good condition as received less normal wear and tear, said destination to be confirmed by Lessee prior to shipment, except as otherwise provided in Section 6 hereof.  Lessee agrees to pay Lessor monthly rent at the rate specified for the initial term for any month or part thereof from the end of the initial term until the equipment is shipped by Lessee.  Said equipment shall always remain and be deemed personal property even though attached to realty.  Lessee shall maintain each unit of equipment so that it may be removed from the building in which it is placed without damage to the building.  All replacements, accessories, or capital improvements made to or placed in or upon said equipment shall become component parts thereof and title thereto shall immediately vest in Lessor and shall be included under the terms hereof.  The Lessee agrees that the Lessor is authorized, at its option, to file financing statements or amendments thereto without the signature of the Lessee with respect to any or all of the lease property and, if a signature is required by law, then the Lessee appoints Lessor as Lessee’s attorney-in-fact to execute any such financing statements and further agrees to pay the Lessor a documentation fee to cover the expense of making such filing(s).  Lessee further agrees to itself execute such documents and take such action, as Lessor may reasonably request to protect Lessor and carry out the interest from any owner or encumbrancer of the real property on which the equipment shall be installed or located, waiving any claim of interest in the leased equipment and consenting to its removal upon the expiration or sooner termination of this Lease.

     6.  EXPIRATION OF LEASE; PURCHASE OPTION; BUYOUT OPTION.   At the expiration of the base term stated herein or upon the expiration of any renewal or extension as provided herein, Lessee shall provide at least thirty (30) days prior written notice to Lessor of Lessee’s intent to either (a) purchase the leased equipment pursuant to the purchase option set forth herein, (b) extend the lease for a specified period of time, which shall not be less than one year, at a monthly rental rate determined by the Lessor (in its sole discretion) to be the fair market value rental rate for the leased equipment at such time; or (c) return the leased equipment to the Lessor pursuant to Paragraph 5 above. In the event that notice is not given at least thirty (30) days prior to the expiration of the base term or any renewal or extension then in effect, then this lease shall continue on a month-to month basis, and Lessee shall continue to pay the monthly rent then required hereunder, until Lessee thereafter meets the thirty (30) day prior written notice requirement.

Provided that Lessee has complied with all the terms and conditions of this Lease and has paid in full all amounts due under this Lease, including all lease payments and applicable taxes, then Lessee shall have the option to purchase the leased equipment upon the expiration of the base term stated herein or upon the expiration of any renewal or extension as provided herein. Upon the proper exercise of this purchase option, including timely notice under this Paragraph 6, Lessee may purchase all of the leased equipment for an amount equal to fifteen percent (15%) of the leased equipment’s initial purchase price, plus any applicable taxes, provided that Lessor receives payment in full within twenty (20) days after the last day of the applicable term.

     7.  ASSIGNMENT.  Lessor may assign this Lease, and its assignee may further assign this Lease, without notice to or consent of the Lessee.  Any such assignee shall succeed to all rights of the Lessor hereunder, and such assignee’s rights shall be free from all defenses, set-offs of counter-claims of any kind which Lessee may be entitled to assert against Lessor other than for Lessee’s right to use and possession of the equipment.  Lessee hereby waives the right to assert any such defense, set-off or counter-claim against any such assignee, it being understood that no such assignees shall assume the obligations of the Lessor named herein.  By the foregoing waiver, Lessee does not waive the right to any defense, set-off, or counterclaim it may have against Lessor in the event Lessor assigns this Lease pursuant to this provision.

   LESSEE SHALL NOT ASSIGN, MORTGAGE OR HYPOTHECATE THIS LEASE OR ANY INTEREST HEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR AND ANY SUCH TRANSFER OR ASSIGNMENT WITHOUT SUCH CONSENT WILL BE VOID.  TITLE TO THE EQUIPMENT SUBJECT TO THIS LEASE IS RETAINED BY THE LESSOR AND LESSEE COVENANTS THAT IT WILL NOT PLEDGE OR ENCUMBER THE EQUIPMENT IN ANY MATTER WHATSOEVER, NOR PERMIT ANY LIENS, CHARGES, OR ENCUMBRANCES TO ATTACH THERETO.

     8.  INSURANCE.   Lessee assumes the entire risk of loss or damages to the equipment whether or not covered by insurance, and no such loss shall relieve Lessee of its obligations hereunder.  Lessee agrees to keep the equipment insured and to provide proof of insurance to Lessor; to protect all interests of Lessor, at Lessee’s expense, against all risks of loss or damage from any cause whatsoever for not less than the unpaid balance of the lease rentals due hereunder or eighty percent (80%) of the then current value of said equipment, whichever is higher.  Lessor shall be named as a loss payee as its interest may arise under Lessee’s insurance policies and provided with a certificate of insurance evidencing the same.  The proceeds of such insurance whether resulting from loss or damage or return of premium or otherwise, shall be applied toward the replacement or repair of said equipment or the payment of Lessee’s attorney-in-fact to make claim for, receive payment of and execute or endorse all documents, checks or drafts for loss or damage or return premium under any insurance policy issued on said equipment.  If Lessee fails to maintain the insurance required by this paragraph, Lessor may, but it is not obligated to , obtain insurance in such forms and amounts as it deems reasonable to protect its interests and Lessee agrees to reimburse Lessor for all such costs together with interest at the rate provided herein upon demand.

     9.  INDEMNITY.   Lessee shall, at its sole cost and expense, indemnify, hold harmless and defend Lessor and its agents, employees, officers and directors from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including attorney’s fees, arising our of, connected with, resulting from or relating to the equipment or the condition, delivery, leasing, location, maintenance, manufacture, operation, ownership, possession, purchase, repair, repossession, return, sale, selection, service or use thereof, including without limitation  (a)  claims involving latent or other defects (whether or not discoverable by Lessee or Lessor),  (b)  claims for trademark patent or copyright infringement, and  (c)  claims for injury or death to persons or damage to property or loss of business or anticipatory profits, whether resulting from acts or omissions of Lessee or Lessor or otherwise.  Lessee shall give Lessor prompt written notice of any claims or liability covered by this paragraph.  The indemnities under this paragraph shall survive the satisfaction of all other obligations of Lessee herein and the termination of this Lease.

     10.  TAXES AND FEES.   Lessee agrees to use, operate and maintain said equipment in accordance with all laws in all material respects; to pay all licensing and registration fees for said equipment; to keep the same free of levies, liens and encumbrances; to show the equipment as “released equipment” on Lessee’s personal property tax returns; to pay all personal property taxes assessed against equipment, which sum Lessee shall remit to the taxing authority; to pay all other taxes, assessments, fees and penalties which may be levied or assessed on or in respect to said equipment or its use or any interest therein, or rental payments thereon including but not limited to all federal, state and local taxes, however designed, levied or assessed upon the Lessee and Lessor or either of them or said equipment, or upon the sale, ownership, use or operation thereof.  Lessor may pay such taxes and other amounts and may file such returns on behalf of Lessee if Lessee fails to do so as provided herein.  Lessee agrees to reimburse Lessor for reasonable costs incurred in collecting any charges Taxes, assessments or fees for which Lessee is liable hereunder.

     11.  ADVANCES.   All advances made and costs reasonably incurred by Lessor to preserve said equipment or to discharge and pay any taxes, assessments fees, penalties, liens or encumbrances thereon or to insure the equipment shall be added to the unpaid balance of rentals due hereunder and shall be repayable by Lessee to Lessor immediately together with interest thereon at the rate of one and six tenths (1.6%) percent per month until paid.

     12.  DEFAULT.   Lessee shall be in default hereunder upon the occurrence of any of the following events:  (a)  failure of Lessee to pay any rental payment or other amount required hereunder when due;  (b)  failure of Lessee to perform any other obligation hereunder or observe any other term or provision hereunder;  (c)  any representation or warranty made to Lessor by Lessee or by any Guarantor proves to have been false in any material respect when made;  (d)  levy, seizure or attachment or other involuntary transfer of the equipment;  (e)  assignment for benefit of creditors or bulk transfer of assets by, or cessation of business, termination of existence, death or dissolution of, Lessee or any Guarantor.  As used herein, the term “Guarantor” shall include any guarantor of this Lease and any owner of any property given as security for Lessee’s obligations hereunder.

         Upon the occurrence of a default hereunder, Lessor may exercise any one or more of the following remedies without demand or notice to Lessee and without terminating or otherwise affecting Lessee’s obligations hereunder:  (i)  declare the entire balance of rent for the remaining tern of this Lease to be immediately due and payable;  (ii)  require Lessee to assemble the equipment and make it available to Lessor at a place designated by Lessor which is reasonable and convenient to both parties;  (iii)  take and hold possession of the equipment from any premise where the same may be located without liability to Lessee for any damage caused thereby;  (iv)  sell or lease the equipment or any part thereof at public or private sale for cash, on credit or otherwise, with or without representations or warranties, and upon such commercially reasonable terms as shall be acceptable to Lessor;  (v)  use and occupy the premises of Lessee for the purpose of taking, holding, reconditioning, displaying, selling or leasing the equipment, without cost to Lessor or liability to Lessee;  (vi)  demand, sue for and recover from Lessee all sums due hereunder.

     13.  DAMAGES.   In the event of any default hereunder, Lessor  may elect to accelerate the obligation of Lessee and, in such event, shall be entitled to recover the sum of  (a)  delinquent lease payments with interest thereon at the legal rate,  (b)  any unamortized brokerage commission,  (c)  the anticipated residual value of the equipment, and  (d) the lease payments become due in the future discounted to present value as of the date of entry of Judgment  at a rate equal to 80% of the New York Prime rate as of that date.  Lessee shall be entitled to credit for net proceeds received by Lessor upon sale or release of the equipment, if any discounted to present value.  Lessee shall also be liable for all costs incurred by Lessor in retaking, protecting and disposing of the equipment, including reasonable legal fees and costs.

     14.  LATE CHARGE.   In the event a rent payment or personal property tax payment is not made when due hereunder the Lessee promises to pay  (1)  a late charge to the Lessor or him assign not later than one month thereafter, in an amount calculated at the rate of five cents per one ($1.00) dollar of each such delayed payment.  The late charge and/or the interest payment set forth in this contract shall apply only when permitted by law and, if not permitted by law, the late charges and/or interest payments shall be calculated at the maximum rate permissible by law.  In the event that a check or other instrument tendered for payment is dishonored, the Lessor shall be entitled to a ten dollar ($10.00) fee.

     15.  OMISSION.   The omission by the Lessor at any time to enforce any default or right reserved to it, or to require performance of any of the terms, convenants or provisions hereof or the Lessee at any time designated, shall not be a waiver of any such default or right to which the Lessor is entitled, nor shall it in any way affect the right of the Lessor to enforce such provisions thereafter.  The Lessor may exercise all remedies simultaneously, pursuant to the terms hereof and say such action shall not operate to release the Lessee until the full arrival of the rentals due and to become due and all other sums to be paid hereunder have been paid.

     16.  BINDING AGREEMENT.   The provisions of this agreement apply to and bind the heirs, executors, administration, successors and assigns of the respective parties hereto.

     17.  GOVERNING LAW, VENUE, and JURY WAIVER.   This Agreement shall be governed and interpreted in accordance with the laws of the state of Lessor’s principal office, and any suit hereon shall be brought in the county of such office.  To the extent permitted by law, the parties waive their right to a jury trial.

     18.  IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES HERETO RELATIVE TO THIS LEASE ARE MERGED IN THIS AGREEMENT, WHICH CONTAINS THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES HERETO, AND NEITHER PARTY RELIES UPON ANY OTHER STATEMENT OR REPRESENTATION, EXCEPT FOR THE CREDIT APPLICATION AND FINANCIAL STATEMENTS OF LESSEE AND ANY GUARANTOR PROVIDED IN CONNECTION HEREWITH.  THIS AGREEMENT MAY NOT BE MODIFIED OR CANCELED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE LESSEE AND A CORPORATE OFFICER OF THE LESSOR.

     19.  This lease is not effective nor accepted until signed by an officer of lessor, which is the last act necessary for the effectiveness of this lease.

LESSEE: TWINLAB CORPORATION

By:_______________________________ Title:_______________________________ Date:__________________

By:_______________________________ Title:_______________________________ Date:__________________

Witness:___________________________

Accepted by LESSOR:  ESSEX CAPITAL CORPORATION

By:_______________________________ Title:_______________________________ Date:__________________

Addendum I

This equipment schedule is to be attached to and made a part of the Lease Agreement 1 and related documents dated August 22, 2014 by and between below named Lessee(s) and Lessor.

See Schedule A

LESSEE:                      TWINLAB CORPORATION
By:_______________________  Title:_________________  Date:____________

By:_______________________  Title:_________________  Date:____________

LESSOR:                      ESSEX CAPITAL CORPORATION

By:_______________________  Title:_________________  Date:____________

DELIVERY AND ACCEPTANCE CERTIFICATE

Re:  Lease Agreement and related documents dated August 22, 2014 by and between below named Lessee and Lessor
Initial Lease Payment Date August 22, 2014
To: ESSEX CAPITAL CORPORATION, Lessor

All of the items referred to in the above referenced lease have been delivered to and have been received by the undersigned.  All installation or other work necessary prior to the use thereof has been completed.  Said equipment has been examined and/or tested and is in good operation order and condition, and is in all respects satisfactory to the undersigned and is as represented.  Said equipment has been accepted by the undersigned and complies with all terms of the Lease.

In the future, even if the equipment fails to perform as expected or represented, we will continue to honor the above-referenced Lease by continuing to make our periodic payments in the normal course of business, and we will look solely to the seller or manufacturer for the performance of all covenants and warranties.  In addition, we agree to indemnify and hold harmless and defend the Lessor from such nonperformance of all the aforementioned equipment.

We acknowledge the Lessor is neither the manufacturer, distributor, nor seller of all the equipment and has no control, knowledge, or familiarity with the conditioning, capacity, functioning, or other characteristics of the equipment.

NOTICE TO THE LESSEE:  DO NOT SIGN THIS ACCEPTANCE UNTIL THE EQUIPMENT HAS BEEN DELIVERED, ASSEMBLED, INSTALLED AND ACCEPTED BY YOU AS SATISFACTORY IN ALL RESPECTS.  PAYMENT TO THE SUPPLIER WILL  NOT BE MADE UNTIL THIS NOTICE IS SIGNED AND RETURNED TO THE LESSOR.

LESSEE:

By:_____________________________  Title:____________________  Date:_______________

By:_____________________________  Title:____________________  Date:_______________

I hereby authorize _________________________, __________________(title) to verbally verify my/our acceptance of the above referenced equipment in my absence.

SUBJECT:  WITNESSING OF SIGNATURES

ESSEX CAPITAL CORPORATION REQUIRES THAT ALL LESSEE AND GUARANTOR SIGNATURES ON ITS COMMERCIAL LEASE AGREEMENT BE AUTHENTICATED BY AN EMPLOYEE OF EITHER ESSEX CAPITAL CORPORATION OR BY APPROVED BROKERS/LESSORS OR A NOTARY PUBLIC.  NO OTHER WITNESSES ARE ACCEPTABLE.

PLEASE ATTEST THAT YOU WITNESSED THOSE IDENTIFIED BELOW.  BE SURE TO ATTACH PHOTOCOPIES OF EACH SIGNER’S DRIVER’S LICENSE OR OTHER PHOTO IDENTIFICATION, AND BE SURE TO PROVIDE CURRENT ADDRESS AND PHONE NUMBER OF EACH GUANRANTOR.

__________________________________

By:_________________________________

Was witnessed by:____________________________  Date:_____________________

Witness is:  (Circle one)   Lessee employee, Notary Public

SCHEDULE A

20760	Pallet Racking Throughout
20737	HighCube II 4 Bay Vertical Stor
21038	Nuspark Cartoner
20898	Electric Narrow Aisle Turert Truck (30TSP)
20300	1998 AW Bohanan 2000 Encapsulato
20302	1998 AW Bohanan 2000 Encapsulato
20313	1998 AW Bohanan 2000 Encapsulato
20315	1998 AW Bohanan 2000 Encapsulato
20316	1998 AW Bohanan 2000 Encapsulato
20318	1998 AW Bohanan 2000 Encapsulato
20320	1998 AW Bohanan 2000 Encapsulato
20322	1998 AW Bohanan 2000 Encapsulato
20323	1998 AW Bohanan 2000 Encapsulato
20383	DT Stokes 328-2 Tablet Press
20985	Littleford Batch Mixer w/Mezzanine Superstructure
20325	1995 AW Bohanan/Bosch 2000 Encap
20326	1993 AW Bohanan/Bosch 2000 Encap
20749	AW Bohanan 2000 Encapsulator
21064	FACSMicroCount Detection System BDDS EX-EU
20378	DT Stokes 328-2 Tablet Press
20382	DT Stokes 328 Tablet Press
20385	DT Stokes 328 Tablet Press
21023	2 Ackley Tablet Imprinters
21060	Conveyors & installation
20328	Bosch 1500 Encapsulator
20578	Fitzpatrick Company 1R520 Chilso
21054	E-Z TEC DSP METAL DETECTOR 10 X 8 HI MD
21009	Fette Tablet Press w/Tooling
20751	Bosch 1500 Encapsulator
20897	Stock Picker (SP3250-30)
20896	Stand Up Rider Lift Truck (RC3020-40)
20992	Thomas Engineering 60" Rotary Accela-Coata
20557	Patterson Kelly 75 cu ft. Twin S
20869	Dry Powder Line w/ Bucket Elevat
20949	ETC - 212 TABLET/CAPSULE COUNTER
20802	PDC Heat Tunnel
21010	Fette Tablet Press, D&B Tooling
21011	Fette Tablet Press, D&B Tooling
20224	DT Merrill 72-16 Slat Counter
20289	DT Merrill 72-16AH Slat Counter

20350	Stokes Merrill 516-1 Tablet Pres
20880	Dual Liquid Lines w/ Descrambler
20990	Ohara 48" Rotary Coater w/Digital Modular Drive
20599	2002 Crown 30TSP Turret Truck
20600	2002 Crown 30TSP Turret Truck
20905	(4) Turret Heads for Model 328 Tablet Presses
20153	Omega 3DERP210 Bottle Orientator
20170	Omega 3DERP210 Bottle Orientator
20553	Patterson Kelly 40 cu.ft. Twin S
20853	Sun SBR-S V91 Packaging Line (4
20917	Lakso Slat Counter High Speed Filling Machine
21030	R322 HIGH SPEED WRAP AROUND LABELER
20596	1998 Crown 30TSP Turret Truck
20598	1999 Crown 30TSP Turret Truck
21058	Steam and Electric Hybrid Shrink Tunnel
21033	VORTEX DOORS
20924	Omega Design Bundle Sealer & Shrink Wrap
20155	DT Lakso 426 Slat Counter
20168	Omega DL27 Over Wrapper
20185	Omega DL27 Over Wrapper
20231	Omega SL-DL-18 Over Wrapper
20277	Merrill 7216ADH Slat Counter w/
20298	Omega SL-DL-18 Over Wrapper
20362	Key International BBC Tablet Pre
21000	Manesty Express Tablet Press
21059	LOMA IQ3+Metal Dectector & Reject w/overhead Guard
20951	Spectrace Mineral Analyzer X-Ray Machine (XRF)
20912	AM-250 Foil Sealers, Foiled& Stalled Bottle Detect
20172	DT Lakso Reformer 450 Slat Count
20180	New Jersey Machine 326 SLWP111-5
20294	New Jersey Machine 326SRWP-999 L